Exhibit 31.1

THIS NOTE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) COMPLIANCE WITH APPLICABLE EXEMPTIONS FROM THE  REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$10,000	Effective September 30, 2013

FOR VALUE RECEIVED, Generation Zero Group, Inc., a Nevada Corporation and Find.com URL Holdings, LLC, a Georgia limited liability company (together the “Company”), hereby promise to pay to the order of Cynthia S. White, and/or assigns (the “Holder”), at the address of Holder at 16456 Marvin Road, Charlotte, NC  28277 or such other place as may be designated by Holder to the Company in writing, the aggregate principal amount of $10,000, upon the terms and conditions hereinafter set forth.

1.	Loan Amount. This Promissory Note (this “Note”, “Promissory Note” or “Agreement”) evidences the principal amount of $10,000 (hereinafter referred to as the “Loan” or the “Principal”).

2.	Interest. There shall be no interest accrual on the Loan Amount.

3.

Payment Terms.  Principal is due upon the first to occur of: (i) any funding to the Company from any source in any amount after the date hereof shall be repaid pro rata to each of the Holders of the Promissory Notes which are issued in an aggregate of $50,000; or (ii) January 2, 2014.  Whichever date is the first to occur (the “Maturity Date”). All payments hereunder shall be made in lawful money of the United States of America.

4.

COLLATERAL. In order to secure the payment and performance of all obligations, of the indebtedness of the Company to the Holder, the Company hereby grants to the Holder a security interest in, and first lien on, all of Company’s assets and property, whether now owned or existing, or hereafter acquired or arising, regardless of where located (collectively the “Collateral”).

5.	Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

a.

The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.  Further, the undersigned is a duly authorized representative of the Company and has been authorized by a resolution of the Board of Directors of the Company to exercise any and all documents necessary to effectuate the transaction contemplated hereby.

b.

This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

6.

Events of Default.  The then-outstanding principal balance of this Note shall become immediately due and payable if any of the following events ("Events of Default") shall occur.  Events of Default include:

a.

the Company shall fail to pay, when and as due, the principal under this Note; or

b.

the Company shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

c.

the Company shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing (and not fully cured within 10 days of the occurrence), Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.  In case of a default in the payment of any principal, the Company will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.  No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies.  No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

The Company will give Holder notice of the occurrence of an Event of Default promptly (setting forth in reasonable detail all facts related thereto) after the Company has knowledge of the occurrence of any such event.

7.

Certain Waivers by the Company.  Except as expressly provided otherwise in this Note, the Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

8.

Assignment by Holder.  If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, the holder hereof shall be deemed the “Holder” for all purposes under this Note.

9.	Amendment. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10.

Costs and Fees.  Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees.  For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

11.

Governing Law.  It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Georgia, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.

12.

No Third Party Benefit.  The provisions and covenants set forth in this Agreement are made solely for the benefit of the parties to this Agreement, and the Collateral Agent, and are not for the benefit of any other person, and no other person shall have any right to enforce these provisions and covenants against any party to this Agreement.

13.

Jurisdiction, Venue and Jury Trial Waiver.  The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Georgia and that the Circuit Court in and for Atlanta, Georgia, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

14.

Interpretation.  The term “Company” as used herein in every instance shall include the Company’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Company or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies.  The term “Holder” as used herein in every instance shall include the Holder’s successors, legal representatives and assigns, as well as all subsequent assignees, endorsees and holders of this Note, either voluntarily by act of the parties or involuntarily by operation of law.  Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.

15.

Entire Agreement.  This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

16.

WAIVER OF JURY TRIAL.  THE COMPANY AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THE COMPANY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE HOLDER IN EXTENDING CREDIT TO THE COMPANY, THAT THE HOLDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE COMPANY HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed and delivered by a duly authorized officer as of the date first above written, to be effective as of the effective date set forth above.

GENERATION ZERO GROUP, INC.

a Nevada Corporation

By: /s/Richard M. Morrell

Find.com URL Holdings, LLC

a Georgia limited liability company

By: /s/Richard M. Morrell

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